UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ROFIN-SINAR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

SilverArrow Capital Advisors LLP

SilverArrow Capital Holding Ltd.

SAC Jupiter Holding Ltd.

Pluto Fund Limited

Thomas Limberger

Robert Schimanko

Jordan Kovler

Gebhard Rainer

Abdullah Saleh A. Kamel

Osama H. Al Sayed

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 14, 2016, SilverArrow Capital Advisors LLP (“SilverArrow”), for and on its own behalf, and on behalf of the other Participants (as defined below), issued a press release to the stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”) to highlight the Company’s recent undisclosed embezzlement case and to urge the stockholders of the Company to vote for SilverArrow’s three director nominees and other corporate governance proposals at the Company’s 2016 Annual Meeting.

The press release, dated March 14, 2016, reads as follows:

SILVERARROW: ROFIN-SINAR’S RECENT UNDISCLOSED US$ 3.6M EMBEZZLEMENT CASE HIGHLIGHTS SIGNIFICANT DEFECTS

SilverArrow believes Rofin Board acted irresponsibly by withholding important information from stockholders for months. It is time for change: Vote GREEN

London, March 14, 2016 - In the course of its due diligence inquiry on Rofin-Sinar Technologies Inc. (NASDAQ: RSTI), SilverArrow Capital Advisors LLP (“SilverArrow”) has discovered, and verified with local law enforcement and involved personnel, that a former senior employee of Rofin-Baasel UK Ltd, a wholly owned subsidiary of Rofin, embezzled GBP 2.5 million (approximately $3.6 million) during the 2015 fiscal year. The amount stolen constitutes approximately 24% of Rofin’s net income for the 2015 fourth quarter and 9% of net income 2015.

SilverArrow questions Rofin’s decision to NOT to disclose this information, which SilverArrow believes is yet another example of Rofin’s lack of transparency in financial reporting. In addition, SilverArrow has been informed by UK authorities that the Rofin waited three months after discovery of the embezzlement before pressing charges against the former employee, which SilverArrow believes is a shocking and dubious delay.

Even if Rofin did not deem this theft to be material enough to merit disclosure in its recent Annual Report on Form 10-K, and it may be covered by insurance, SilverArrow believes this situation is yet another example of:

•	Rofin’s Board’s poor “tone at the top”, in which directors like Carl Baasel ($11 million in related party transaction payments from Rofin since 2000) and Daniel Smoke (fired for cause from his last CFO position and subject to a shareholder lawsuit alleging fraud) are nominated for reelection to three year terms;

•	Rofin’s Board’s resistance to reforming the Company’s disorganized and fragmented corporate structure, which includes dual corporate headquarters (straddling seven time zones) and 24 separate facilities - eight in Germany alone; and

•	Rofin’s Board’s inadequate oversight of internal controls, which failed to prevent embezzlement of such significant magnitude.

SilverArrow believes that the Rofin Board has had ample time to implement the significant changes necessary to fix Rofin, and it has failed to do so. SilverArrow believes only a vote for ALL NOMINEES on the GREEN proxy card will provide stockholders sufficient voice to enact real change at Rofin.

SilverArrow Urges All Stockholders to Elect ALL SILVERARROW Nominees and Vote for the SilverArrow Stockholder Proposals on the GREEN Proxy Card Today

Vote for much needed change at Rofin by signing, dating and returning the GREEN proxy card. Or you may vote by telephone or internet if you own stock through a bank or broker. SilverArrow urges stockholders to discard any proxy materials you receive from the Company and to vote only the GREEN proxy card. If you vote on the Company’s white proxy card, you will be disenfranchised from voting on certain proposals, as the Board has chosen not to include two SilverArrow stockholder proposals on their proxy card. If you wish to vote on the SilverArrow advisory proposals to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and SilverArrow’s advisory proposal to permit stockholders to act by written consent, you can only do so by voting on the GREEN proxy card.

If you have already voted the proxy card provided by Rofin, you have every right to change your vote by executing the GREEN proxy card - only the latest dated proxy card returned will be counted.

Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call SilverArrow’s proxy solicitors D.F. King & Co., Inc., which is assisting SilverArrow, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and SilverArrow’s proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements SilverArrow makes regarding future plans, expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on SilverArrow’s current beliefs, expectations and assumptions regarding the future of Rofin’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward- looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of SilverArrow’s or Rofin’s control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. SilverArrow undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

SilverArrow Advisors and the other Participants (as defined below) have filed a definitive proxy statement in connection with the Company’s Annual Meeting with the Securities and Exchange Commission (the “SEC”) and an accompanying proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting.

The Participants in the proxy solicitation are SilverArrow Capital Advisors LLP,  SilverArrow Capital Holding Ltd., SAC Jupiter Holding Ltd., Pluto Fund Limited, Abdullah Saleh A. Kamel, Osama H. Al Sayed, Thomas Limberger, Jordan Kovler, Gebhard Rainer and Robert Schimanko (collectively, the “Participants”).